EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc.  ·  3505 W. Sam Houston Parkway N., Suite 400  ·  Houston, TX 77043  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release			16-004

Date: February 22, 2016	Contact:	Erik Staffeldt
Vice President - Finance & Accounting

Helix Reports Fourth Quarter and Full Year 2015 Results

HOUSTON, TX - Helix Energy Solutions Group, Inc. (NYSE: HLX) reported Adjusted EBITDA1 of $34.2 million for the fourth quarter of 2015 compared to $51.5 million in the third quarter of 2015 and $39.4 million for the fourth quarter of 2014. Adjusted EBTIDA for the year ended December 31, 2015 was $172.7 million compared with adjusted EBITDA of $378.0 million for the year ended December 31, 2014.

Helix reported a net loss of $403.9 million, or $(3.83) per diluted share, for the fourth quarter of 2015 compared to net income of $8.0 million, or $0.08 per diluted share, for the same period in 2014 and net income of $9.9 million, or $0.09 per diluted share, in the third quarter of 2015. Net loss for the year ended December 31, 2015 was $377.0 million, or $(3.58) per diluted share, compared with net income of $195.0 million, or $1.85 per diluted share, for the year ended December 31, 2014.

Fourth quarter 2015 results were impacted by $503.1 million of non-cash pre-tax charges as follows:

•	Impairment charges of $256.2 million associated with our Production Facilities assets

•	Impairment charge of $205.2 million associated with the Helix 534

•	Impairment charge of $6.3 million associated with other Well Intervention assets

•	Goodwill impairment charge of $16.4 million associated with Well Intervention business in the U.K.

•	Unrealized losses of $19.0 million associated with ineffectiveness of our foreign currency derivative contracts
The above items resulted in an after-tax impact of $398.5 million, or $(3.77) per diluted share.

Owen Kratz, President and Chief Executive Officer of Helix, stated, “The near term outlook for our industry remains even more challenging given the recent additional stepdown in oil prices. However, we were able to exceed our prior EBITDA outlook for Q4 on the strength of better utilization of both the Q4000 and the Q5000 for well intervention activities in the Gulf of Mexico. We continue to manage our cost structure to align to the current market environment.”

1 EBITDA is a non-GAAP measure. See reconciliation below.

* * * * *

Summary of Results

($ in thousands, except per share amounts, unaudited)

	Three Months Ended			Twelve Months Ended
	12/31/2015	12/31/2014	9/30/2015	12/31/2015	12/31/2014

Revenues	$157,683	$207,160	$182,462	$695,802	$1,107,156

Gross Profit (Loss):
Operating	$20,112	$32,805	$31,969	$111,236	$344,036
	13%	16%	18%	16%	31%
Asset Impairments	(345,010)	—	—	(345,010)	—
Total	$(324,898)	$32,805	$31,969	$(233,774)	$344,036

Goodwill Impairment	$(16,399)	—	$—	$(16,399)	—

Non-cash Losses on Equity Investments	$(122,765)	$—	$—	$(122,765)	$—

Net Income (Loss) Applicable to Common Shareholders	$(403,867)	$7,960	$9,880	$(376,980)	$195,047

Diluted Earnings (Loss) Per Share	$(3.83)	$0.08	$0.09	$(3.58)	$1.85

Adjusted EBITDA [1]	$34,186	$39,362	$51,497	$172,736	$378,010

1 EBITDA is a non-GAAP measure. See reconciliation below.
Segment Information, Operational and Financial Highlights

($ in thousands, unaudited)

	Three Months Ended
	12/31/2015	12/31/2014	9/30/2015
Revenues:
Well Intervention	$88,680	$121,792	$94,895
Robotics	62,444	80,923	83,310
Production Facilities	18,137	21,802	19,133
Intercompany Eliminations	(11,578)	(17,357)	(14,876)
Total	$157,683	$207,160	$182,462

Income from Operations:
Well Intervention	$8,433	$10,513	$6,233
Robotics	(257)	7,914	14,329
Production Facilities	6,626	8,011	6,938
Non-cash Impairment Charges	(361,409)	—	—
Corporate / Other	(9,285)	(16,846)	(8,965)
Intercompany Eliminations	158	129	(163)
Total	$(355,734)	$9,721	$18,372

Business Segment Results

•
Well Intervention revenues decreased 7% in the fourth quarter of 2015 as compared to revenues in the third quarter of 2015. Well Intervention vessel utilization in the fourth quarter of 2015 decreased to 47% from 60% in the third quarter of 2015. The Q4000 utilization was 98% in the fourth quarter of 2015 compared to 67% in third quarter of 2015. The Q5000 was utilized 78% in the fourth quarter of 2015 after entering service late October. The Helix 534 remained idle the entire quarter. In the North Sea, the Well Enhancer utilization decreased to 67% in the fourth quarter from 91% in the third quarter. The Skandi Constructor utilization decreased to 45% in the fourth quarter from 100% in the third quarter. The vessel has been warm stacked since mid-November. The Seawell was idle the entire quarter and remains warm stacked. The rental intervention riser systems continue to positively contribute to revenues, with both units on hire the entire fourth quarter of 2015.

•
Robotics revenues decreased 25% in the fourth quarter of 2015 compared to the third quarter of 2015. Vessel utilization decreased to 58% in the fourth quarter of 2015 from 87% in the third quarter of 2015 and ROV asset utilization decreased to 48% in the fourth quarter of 2015 from 59% in the third quarter of 2015. The decrease in revenue and gross profit was due to lower asset utilization, primarily driven by the seasonal slow-down in the North Sea.

Other Expenses

•	Selling, general and administrative expenses were $14.5 million, 9.2% of revenue, in the fourth quarter of 2015 compared to $13.6 million, 7.5% of revenue, in the third quarter of 2015.

•	Net interest expense increased slightly to $8.9 million in the fourth quarter of 2015 from $8.7 million in the third quarter of 2015.

•	Our fourth quarter 2015 other expense increased $18.1 million primarily as a result of unrealized losses associated with ineffectiveness of our foreign currency derivative contracts.

Financial Condition and Liquidity

•
Our total liquidity at December 31, 2015 was approximately $744 million, consisting of $494 million in cash and cash equivalents and $250 million in available capacity under our revolver. Consolidated net debt at December 31, 2015 was $267 million. Consolidated gross funded debt decreased to $776 million in the fourth quarter of 2015, compared to $793 million in the third quarter of 2015. Net debt to book capitalization at December 31, 2015 was 17%. (Net debt to book capitalization is a non-GAAP measure. See reconciliation below.)

•
We incurred capital expenditures (including capitalized interest) totaling $42 million in the fourth quarter of 2015 compared to $55 million in the third quarter of 2015 and $126 million in the fourth quarter of 2014.

* * * * *

Conference Call Information

Further details are provided in the presentation for Helix’s quarterly conference call to review its fourth quarter 2015 results (see the “Investor Relations” page of Helix’s website, www.HelixESG.com). The call, scheduled for 9:00 a.m. Central Standard Time Tuesday, February 23, 2016, will be audio webcast live from the “Investor Relations” page of Helix’s website. Investors and other interested parties wishing to listen to the conference via telephone may join the call by dialing 800-931-6361 for persons in the United States and 1-212-231-2910 for international participants. The passcode is “Tripodo”. A replay of the conference will be available under “Investor Relations” by selecting the “Audio Archives” link from the same page beginning approximately two hours after the completion of the conference call.

About Helix

Helix Energy Solutions Group, Inc., headquartered in Houston, Texas, is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. For more information about Helix, please visit our website at www.HelixESG.com.

Reconciliation of Non-GAAP Financial Measures

Management evaluates Company performance and financial condition using certain non-GAAP metrics, primarily EBITDA, Adjusted EBITDA, net debt and net debt to book capitalization. We define EBITDA as earnings before income taxes, net interest expense, net other income or expense, and depreciation and amortization expense. We separately disclose our non-cash asset impairment charges, which, if not material, would be reflected as a component of our depreciation and amortization expense. Because these impairment charges are material to our 2015 results of operations, we have reported them as a separate line item in the accompanying condensed consolidated statements of operations. Non-cash goodwill impairment and non-cash losses on equity investments are also added back if applicable. To arrive at our measure of Adjusted EBITDA, we exclude the noncontrolling interests related to the adjustment components of EBITDA and the gain or loss on disposition of assets. In addition, we include realized losses from the cash settlements of our ineffective foreign currency derivative contracts, which are excluded from EBITDA as a component of net other income or expense. Net debt is calculated as total long-term debt less cash and cash equivalents. Net debt to book capitalization is calculated by dividing net debt by the sum of net debt and shareholders’ equity. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company’s operating performance without regard to items that can vary substantially from company to company, and help investors meaningfully compare our results from period to period. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any statements regarding our strategy; any statements regarding future utilization; any projections of financial items; future operations expenditures; any statements regarding the plans, strategies and objectives of management for future operations; any statement concerning developments; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; our ultimate ability to realize current backlog; employee management issues; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.

Social Media

From time to time we provide information about Helix on Twitter (@Helix_ESG) and LinkedIn (www.linkedin.com/company/helix-energy-solutions-group).

HELIX ENERGY SOLUTIONS GROUP, INC.

Comparative Condensed Consolidated Statements of Operations

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
(in thousands, except per share data)	2015	2014	2015	2014
	(unaudited)		(unaudited)
Net revenues	$157,683	$207,160	$695,802	$1,107,156
Cost of sales	137,571	174,355	584,566	763,120
Asset impairments	345,010	—	345,010	—
Gross profit (loss)	(324,898)	32,805	(233,774)	344,036
Goodwill impairment	(16,399)	—	(16,399)	—
Gain (loss) on disposition of assets, net	92	(178)	92	10,240
Selling, general and administrative expenses	(14,529)	(22,906)	(57,279)	(92,520)
Income (loss) from operations	(355,734)	9,721	(307,360)	261,756
Equity in earnings (losses) of investments	(123,792)	170	(124,345)	879
Net interest expense	(8,896)	(5,003)	(26,914)	(17,859)
Other income (expense), net	(18,113)	1,043	(24,310)	814
Other income - oil and gas	363	1,222	4,759	16,931
Income (loss) before income taxes	(506,172)	7,153	(478,170)	262,521
Income tax provision (benefit)	(102,305)	(807)	(101,190)	66,971
Net income (loss), including noncontrolling interests	(403,867)	7,960	(376,980)	195,550
Less net income applicable to noncontrolling interests	—	—	—	(503)
Net income (loss) applicable to common shareholders	$(403,867)	$7,960	$(376,980)	$195,047

Earnings (loss) per share of common stock:
Basic	$(3.83)	$0.08	$(3.58)	$1.85
Diluted	$(3.83)	$0.08	$(3.58)	$1.85

Weighted average common shares outstanding:
Basic	105,574	105,005	105,416	105,029
Diluted	105,574	105,005	105,416	105,045

Comparative Condensed Consolidated Balance Sheets

ASSETS			LIABILITIES & SHAREHOLDERS' EQUITY
(in thousands)	Dec. 31, 2015	Dec. 31, 2014	(in thousands)	Dec. 31, 2015	Dec. 31, 2014
	(unaudited)			(unaudited)
Current Assets:			Current Liabilities:
Cash and cash equivalents (1)	$494,192	$476,492	Accounts payable	$65,370	$83,403
Accounts receivable, net	96,752	135,300	Accrued liabilities	71,641	104,923
Current deferred tax assets	53,573	31,180	Income tax payable	2,261	9,143
Other current assets	39,518	51,301	Current maturities of long-term debt (1)	71,640	28,144
Total Current Assets	684,035	694,273	Total Current Liabilities	210,912	225,613

Property & equipment, net	1,603,009	1,735,384	Long-term debt (1)	689,688	523,228
Equity investments	26,200	149,623	Deferred tax liabilities	180,974	260,275
Goodwill	45,107	62,146	Other non-current liabilities	51,415	38,108
Other assets, net	53,601	59,272	Shareholders' equity (1)	1,278,963	1,653,474
Total Assets	$2,411,952	$2,700,698	Total Liabilities & Equity	$2,411,952	$2,700,698

(1)
Net debt to book capitalization - 17% at December 31, 2015. Calculated as net debt (total long-term debt less cash and cash equivalents - $267,136) divided by the sum of net debt and shareholders' equity ($1,546,099).

Helix Energy Solutions Group, Inc.
Reconciliation of Non-GAAP Measures

Earnings Release:

Reconciliation from Net Income (Loss) Applicable to Common Shareholders to Adjusted EBITDA:

	Three Months Ended			Twelve Months Ended
	12/31/2015	12/31/2014	9/30/2015	12/31/2015	12/31/2014
	(in thousands)
Net income (loss) applicable to common shareholders	$(403,867)	$7,960	$9,880	$(376,980)	$195,047
Adjustments:
Net income applicable to noncontrolling interests	—	—	—	—	503
Income tax provision (benefit)	(102,305)	(807)	94	(101,190)	66,971
Net interest expense	8,896	5,003	8,713	26,914	17,859
Other (income) expense, net	18,113	(1,043)	5	24,310	(814)
Depreciation and amortization	34,068	28,071	32,805	120,401	109,345
Asset impairments	345,010	—	—	345,010	—
Goodwill impairment	16,399	—	—	16,399	—
Non-cash losses on equity investments	122,765	—	—	122,765	—
EBITDA	39,079	39,184	51,497	177,629	388,911
Adjustments:
Noncontrolling interests	—	—	—	—	(661)
(Gain) loss on disposition of assets, net	(92)	178	—	(92)	(10,240)
Realized losses from cash settlements of ineffective foreign currency derivative contracts	(4,801)	—	—	(4,801)	—
Adjusted EBITDA	$34,186	$39,362	$51,497	$172,736	$378,010

We define EBITDA as earnings before income taxes, net interest expense, net other income or expense, and depreciation and amortization expense. We separately disclose our non-cash asset impairment charges, which, if not material, would be reflected as a component of our depreciation and amortization expense. Because these impairment charges are material to our 2015 results of operations, we have reported them as a separate line item in the accompanying condensed consolidated statements of operations. Non-cash goodwill impairment and non-cash losses on equity investments are also added back if applicable. To arrive at our measure of Adjusted EBITDA, we exclude the noncontrolling interests related to the adjustment components of EBITDA and the gain or loss on disposition of assets. In addition, we include realized losses from the cash settlements of our ineffective foreign currency derivative contracts, which are excluded from EBITDA as a component of net other income or expense. These non-GAAP measures are useful to investors and other internal and external users of our financial statements in evaluating our operating performance because they are widely used by investors in our industry to measure a company's operating performance without regard to items that can vary substantially from company to company, and help investors meaningfully compare our results from period to period. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP. Users of this financial information should consider the types of events and transactions that are excluded from these measures.

Reconciliation of Significant Charges

Earnings Release:

Reconciliation of Significant Charges:

Three Months Ended
12/31/2015
(in thousands, except per share data)
Impairments and other non-cash charges:
Production Facilities asset impairments	$256,198
Helix 534 impairment	205,238
Other Well Intervention asset impairments	6,339
Goodwill impairment	16,399
Unrealized losses associated with ineffectiveness of our foreign currency derivative contracts	18,957
Tax benefit associated with the above	(104,624)
Impairments and other charges, net	$398,507

Diluted shares	105,574
Net after income tax effect per share	$3.77